Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-1 of our report dated March 24, 2023, relating to the statutory-basis financial statements of Everlake Life Insurance Company.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 30, 2023